OAKWOOD MORTGAGE INVESTORS, INC 2000-B      Note: This fiscal year-end series report, reports information on the assets included in
Oakwood Acceptance Corp. - Servicer         OMI Trust 2000-B as of the end of the prepayment period that began on August 1, 2000 and
Fiscal Year Ended Series Report             ended on September 30, 2000 and as of the end of the collection period that began on
Reporting:            Fiscal Year 2000      August 2, 2000 and ended on October 1, 2000. Accordingly, the information presented with regard to the certificates reflects information as of the close of business on October
                                            15, 2000, which is the distribution date on which collections made and losses incurred during such prepayment period and collection period were passed through to certificateholders.


                             Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------
Beginning                                                                           Ending           Scheduled
Principal           Scheduled        Prepaid        Liquidated     Contracts        Principal        Gross            Servicing
Balance             Principal        Principal      Principal      Repurchased      Balance          Interest         Fee
--------------------------------------------------------------------------------------------------------------------------------
360,000,000.00   (1,504,777.67)   (15,387,739.69)   (82,591.62)        0.00      343,024,891.02     12,509,091.20    962,294.36
================================================================================================================================



   Scheduled                                        Amount
   Pass Thru       Liquidation    Reserve       Available for    Limited      Total
   Interest        Proceeds       Fund Draw     Distribution     Guarantee    Distribution
-------------------------------------------------------------------------------------------
 11,546,796.84      76,130.46        0.00       29,477,739.02       0.00      29,477,739.02
===========================================================================================


                                                Certificate Account
-----------------------------------------------------------------------------------------------------------------------------------
        Beginning                         Deposits                                            Investment               Ending
         Balance                Principal            Interest         Distributions            Interest               Balance
-----------------------------------------------------------------------------------------------------------------------------------
          0.00               13,850,806.54          11549183.3       (22,519,407.20)           44,747.71            2,925,330.35
===================================================================================================================================


                        P&I Advances at Distribution Date
----------------------------------------------------------------------------------
      Beginning              Recovered            Current            Ending
       Balance               Advances             Advances           Balance
----------------------------------------------------------------------------------
        0.00              (1,720,769.72)       3,360,872.46       1,640,102.74
==================================================================================

OAKWOOD MORTGAGE INVESTORS, INC 2000-B
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:       Fiscal Year 2000

                                                 Repo Properties Brought                                  Aggregate Repo Properties
                      Gross Repossessions          Current by Borrower         Net Current Repos             in Trust at Month-End
                     #    Principal Balance       #    Principal Balance     #    Principal Balance         #     Principal Balance
                    ---------------------------------------------------------------------------------------------------------------
Jun-00               1         55,352.47          0            0.00          1          55,352.47           1            55,352.47
Jul-00               8        274,511.81          0            0.00          7         219,159.34           8           274,511.81
Aug-00              22        742,693.83          0            0.00         14         468,182.02          22           742,693.83
Sep-00              56      1,892,248.57          0            0.00         34       1,150,048.43          56         1,892,742.26

                 ------------------------------------------------------------------------------------------------------------------
Total of month
end balance         87      2,964,806.68          0            0.00         56       1,892,742.26          87         2,965,300.37
                 ==================================================================================================================
Average month
end balance         22         741202.00          0               0         14          473186.00          22            741325.00
                 ==================================================================================================================

OAKWOOD MORTGAGE INVESTORS, INC 2000-B
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:             Fiscal Year 2000

                                                                Delinquency Analysis

                                31 to 59 days               60 to 89 days          90 days and Over               Total Delinq.
                            No. of     Principal                 Principal                Principal                    Principal
                            Loans       Balance           #       Balance          #       Balance              #      Balance
                       ------------------------------------------------------------------------------------------------------------

                Jun-00        65      2,331,363.08        1       58,731.32        0             0.00          66     2,390,094.40
                Jul-00       117      4,357,198.75       32      989,403.37        1        58,731.32         150     5,405,333.44
                Aug-00       142      5,520,248.94       67    2,501,489.65       24       747,400.32         233     8,769,138.91
                Sep-00       234      8,363,209.02       88    3,380,891.98       70     2,475,241.01         392    14,219,342.01
                       ------------------------------------------------------------------------------------------------------------
Total of month
end balance                  558     20,572,019.79      188    6,930,516.32       95     3,281,372.65         841    30,783,908.76
                       ============================================================================================================
Average month
end balance                  140      5,143,004.95       47    1,732,629.08       24       820,343.16         210     7,695,977.19
                       ============================================================================================================

OAKWOOD MORTGAGE INVESTORS, INC 2000-B
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:         Fiscal Year 2000

REPOSSESSION LIQUIDATION REPORT
See Monthly Investor Report for Detail

              Liquidated                                                             Net                                      Net
Prepayment     Principal     Sales         Insur.        Total    Repossession   Liquidation    Unrecov.   FHA Insurance   Pass Thru
 Period         Balance     Proceeds      Refunds      Proceeds      Expenses      Proceeds     Advances      Coverage      Proceeds
------------------------------------------------------------------------------------------------------------------------------------
Jun-00             0.00         0.00          0.00         0.00         0.00           0.00         0.00          0.00          0.00
Jul-00        21,968.90    22,090.89          0.00    22,090.89         0.00      22,090.89       769.82          0.00     21,321.07
Aug-00             0.00         0.00          0.00         0.00         0.00           0.00         0.00          0.00          0.00
Sep-00        60,622.72         0.00     65,578.00    65,578.00         0.00      65,578.00    10,768.61          0.00     54,809.39
             -----------------------------------------------------------------------------------------------------------------------
Total         82,591.62    22,090.89     65,578.00    87,668.89         0.00      87,668.89    11,538.43          0.00     76,130.46
             =======================================================================================================================


                Current
Prepayment     Period Net   Cumulative
 Period        Gain/(Loss)  Gain/(Loss)
---------------------------------------
Jun-00              0.00
Jul-00           (647.83)
Aug-00              0.00
Sep-00         (5,813.33)
             --------------------------
Total          (6,461.16)    (6,461.16)
             ==========================

OAKWOOD MORTGAGE INVESTORS, INC 2000-B
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:            Fiscal Year 2000

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL
                                         Original          Beginning          Beginning         Current         Current
                 Cert.                 Certificate       Certificate     Principal Shortfall   Principal       Principal
                 Class                   Balances          Balances           Carry-Over          Due             Paid
----------------------------------------------------------------------------------------------------------------------------
A-1                                   290,700,000.00    290,700,000.00            0.00       16,975,108.98    16,975,108.98


                                      --------------------------------------------------------------------------------------
Total Certificate Principal Balance   290,700,000.00    290,700,000.00            0.00       16,975,108.98    16,975,108.98
                                      ======================================================================================
M-1                                    21,600,000.00     21,600,000.00            0.00                0.00
M-1 Outstanding Writedown                                         0.00

B-1                                    18,900,000.00     18,900,000.00            0.00                0.00
B-1 Outstanding Writedown                                         0.00

B-2                                    16,200,000.00     16,200,000.00            0.00                0.00
B-2 Outstanding Writedown                                         0.00

Excess Asset Principal Balance         12,600,000.00     12,600,000.00            0.00                0.00
                                      --------------------------------------------------------------------------------------
Total Excluding Writedown Balances     69,300,000.00     69,300,000.00            0.00                0.00             0.00
                                      ======================================================================================
                                      360,000,000.00    360,000,000.00            0.00       16,975,108.98    16,975,108.98
                                      ======================================================================================


                                      Ending Principal      Accelerated        Ending                    Principal Paid
                 Cert.                Shortfall Carry-       Principal       Certificate       Pool        Per $1,000
                 Class                      Over           Distribution       Balances        Factor      Denomination
------------------------------------------------------------------------------------------------------------------------
A-1                                         0.00          2,036,652.72     271,688,238.30    93.46001%        65.40


                                      ----------------------------------------------------
Total Certificate Principal Balance         0.00          2,036,652.72     271,688,238.30
                                      ====================================================
M-1                                         0.00                  0.00      21,600,000.00   100.00000%         0.00
M-1 Outstanding Writedown                                                            0.00         0.00

B-1                                         0.00                  0.00      18,900,000.00   100.00000%         0.00
B-1 Outstanding Writedown                                                            0.00         0.00

B-2                                         0.00                  0.00      16,200,000.00   100.00000%         0.00
B-2 Outstanding Writedown                                                            0.00         0.00

Excess Asset Principal Balance              0.00         (2,036,652.72)     14,636,652.72
                                      ----------------------------------------------------
Total Excluding Writedown Balances          0.00         (2,036,652.72)     71,336,652.72
                                      ====================================================
                                            0.00                  0.00     343,024,891.02
                                      ====================================================

(1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.

OAKWOOD MORTGAGE INVESTORS, INC 2000-B
Oakwood Acceptance Corp. - Servicer
Fiscal Year Ended Series Report
Reporting:            Fiscal Year 2000

CERTIFICATE INTEREST ANALYSIS


                                           Beginning Carry-     Current Priority         Current
    Certificate          Pass-Through       Over Priority           Interest            Carry-Over           Total
       Class                Rate          Interest Balance         Accrual        Priority Int Accrual       Paid
                        ---------------------------------------------------------------------------------------------------
Senior Certificates
A-1                         8.15000%                 0.00         7,716,681.78                 0.00        7,716,681.78



                                     --------------------------------------------------------------------------------------
Total                                                0.00         7,716,681.78                 0.00        7,716,681.78
                                     ======================================================================================

Subordinate Certificates                                                                  Current
                                           Beginning Carry-                             Carry-Over
                         Pass-Through       Over Priority       Current Priority    Priority Interest  Priority Interest
                             Rate          Interest Balance     Interest Accrued         Accrued              Paid
                        ---------------------------------------------------------------------------------------------------
M-1                         8.72000%                 0.00           627,840.00                 0.00          627,840.00

B-1                         9.15000%                 0.00           576,450.00                 0.00          576,450.00

B-2                         8.50000%                 0.00           459,000.00                 0.00          459,000.00


X                                            1,835,008.83                 0.00                 0.00                0.00

R                                                    0.00                 0.00                 0.00                0.00

Service Fee                 1.00000%           123,711.18           962,294.36                 0.00        1,086,005.54 (1)
                                     --------------------------------------------------------------------------------------
                                             1,958,720.01         2,625,584.36                 0.00        2,749,295.54
                                     ======================================================================================
                                             1,958,720.01        10,342,266.14                 0.00       10,465,977.32
                                     ======================================================================================


                             Ending        Interest Paid
    Certificate            Carry-Over        Per $1,000                                         Total
       Class                Balance        Denomination                                    Distribution
                        ---------------------------------------------------------------------------------
Senior Certificates
A-1                              0.00             26.55                                    26,728,443.48



                        --------------                                                  -----------------
Total                            0.00                                                      26,728,443.48
                        ==============                                                  =================

Subordinate Certificates      Ending           Beginning      Current         Current
                           Carry-Over        Carry-Over      Writedown      Carry-Over        Writedown
                        Priority Interest     Writedown      Interest        Writedown        Interest
                             Balance      Interest Balance    Accrued    Interest Accrued       Paid
                        ---------------------------------------------------------------------------------
M-1                              0.00           0.00            0.00            0.00            0.00

B-1                              0.00           0.00            0.00            0.00            0.00

B-2                              0.00           0.00            0.00            0.00            0.00


X                        1,835,008.83

R                                0.00

Service Fee                      0.00
                        ---------------------------------------------------------------------------------
                         1,835,008.83           0.00            0.00            0.00             0.00
                        =================================================================================
                         1,835,008.83
                        =================================================================================



    Certificate
       Class

Senior Certificates
A-1




Total


Subordinate Certificates    Ending           Interest
                            Carry-Over        Paid Per          Total
                            Writedown           1000            Class
                        Interest Balance    Denomination     Distribution
                        -------------------------------------------------
M-1                            0.00              29.07        627,840.00

B-1                            0.00              30.50        576,450.00

B-2                            0.00              24.29        459,000.00


X                                                                   0.00

R                                                                   0.00

Service Fee                                                 1,086,005.54
                        -------------------------------------------------
                               0.00              83.85      2,749,295.54
                        =================================================
                                                           29,477,739.02
                        =================================================

(1) Pursuant to the applicable pooling and servicing agreement, $1,086,005.54 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer. Consequently, the total amount distributed on the certificates during the fiscal year was $28,391,733.48